Exhibit 10.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 10, 2014, by and among (i) Comdata Inc., a Delaware corporation (the “Company”), (ii) Ceridian LLC, a Delaware limited liability company and sole stockholder of Company (“Stockholder”), (iii) FleetCor Technologies Inc., a Delaware corporation (“Parent”), and (iv) FCHC Project, Inc., a Delaware corporation and an indirect, wholly owned, subsidiary of Parent (“Merger Sub”).

WHEREAS, Company, Stockholder, Parent and Merger Sub entered into that certain Agreement and Plan of Merger, dated as of August 12, 2014 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, in accordance with Section 9.04 of the Merger Agreement, the parties thereto may amend the Merger Agreement by the entry into an instrument in writing signed on behalf of each of the parties;

WHEREAS, in accordance with Section 2.03(f) of the Merger Agreement, the Company has elected in its sole discretion to have a pro rata portion of the proceeds otherwise payable to the holders of Cash Converted Options thereunder withheld from the payments to such holders and contributed into the Adjustment Escrow Account and the Indemnity Escrow Account based on the holders’ pro rata portion of the proceeds thereunder; and

WHEREAS, the parties to the Merger Agreement desire to amend certain provisions of the Merger Agreement as set forth below in order to implement the election of the Company pursuant to Section 2.03(f) of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements contained herein, Company, Stockholder, Parent and Merger Sub agree and acknowledge as follows:

1.	Defined Terms.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Amendments to Merger Agreement.

2.1 The words “set forth on the Closing Statement” in the last sentence of Section 2.01(e) of the Merger Agreement are hereby deleted.

2.2 Section 2.03(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Conversion of Certain Stock Options to Cash. At the Effective Time, each Company Stock Option for which the exercise price payable in respect of a share of Company Common Stock is less than the Company Share Value that is outstanding and fully vested immediately prior to the Effective Time (each, a “Cash Converted Option”), including, for the avoidance of doubt, each Cash Converted Option that is fully vested immediately prior to the Effective Time in accordance with the Company Stock Plan, shall be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Closing Cash Option Deliverable, subject to applicable withholding of Taxes. Except as otherwise provided below, the aggregate Closing Cash Option Deliverable shall be paid by the Surviving Company to the holders of the Cash Converted Options as soon as reasonably practicable after the Closing Date, but in no event later than ten (10) Business Days after the Closing Date. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock under a Company Stock Option that is outstanding immediately prior to the Effective Time exceeds the Company Share Value (each an “Underwater Company Option”), such Underwater Company Option shall be cancelled and terminated and shall be of no further force or effect, and no payment of cash or any other consideration or distribution shall be made with respect thereto. The Aggregate Cash Option Holdback Amount shall be held by the Surviving Company until it is delivered or released in accordance with Section 2.05. Prior to the Effective Time, the Company shall take all actions necessary (including actions by its board of directors) to provide for the conversion of Cash Converted Options into the Cash Option Consideration, and the termination of the Underwater Company Options without consideration, as set forth herein.”

2.3 Section 2.03(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Option Payment Schedule. No later than four (4) Business Days prior to the Closing, the Company shall deliver to Parent a schedule setting forth, as of the Effective Time, (i) a list of all Company Stock Options, (ii) the holder of such Company Stock Option, (iii) the exercise price for such Company Stock Option, (iv) whether such Company Stock Option is vested or unvested as of prior to the Effective Time, (v) the amount of Cash Option Consideration, calculated with reference to the Company Pre-Closing Certificate, and Closing Cash Option Deliverable payable to each holder and (vi) such holder’s pro rata share of the Aggregate Cash Option Holdback Amount and the Aggregate Cash Option Stub Amount, if any (the “Option Payment Schedule”).”

2.4 Section 2.03(f) of the Merger Agreement is hereby deleted.

2.5 The following is hereby added to the end of Section 2.05(d):

“Notwithstanding anything herein to the contrary, (1) the Parties shall require the Arbiter to deliver its final determination as to all matters in dispute on or before the date that is ten (10) Business Days prior to the five year anniversary of the Closing, and (2) the Parties shall pay all such amounts pursuant to the Arbiter’s final determination pursuant to 2.05(e) and 2.05(f) on or prior to the fifth anniversary of the Closing.”

2.6 Section 2.05(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(e) If (x) the Equity Value of the Company set forth on the Company Pre-Closing Certificate is less than (y) the Equity Value of the Company set forth on the Closing Statement (such shortfall, the “Shortfall Amount”), then within five (5) Business Days (or within ten (10) Business Days in the case of (D)) after the Closing Balance Sheet and the Closing Statement become final and binding on the parties pursuant to this Section 2.05, (A) Stockholder and Parent shall jointly instruct the Escrow Agent to deliver to Stockholder all of the shares of Parent Common Stock held in the Adjustment Escrow Account, (B) Parent shall deliver to Stockholder certificates representing that number of shares of Parent Common Stock equal to the Shortfall Amount divided by the Parent Share Price, (C) Parent shall deliver by wire transfer in immediately available funds (or other alternative delivery arrangement mutually agreed by the Stockholder and Parent in writing) an amount in cash sufficient to pay any Fractional Share Cash, and (D) the Surviving Corporation shall pay to the holder of each Cash Converted Option an amount equal to such holder’s pro rata share of the Aggregate Cash Option Holdback Amount, subject to applicable withholding of Taxes, plus such holder’s pro rata share of the Aggregate Cash Option Top-up Amount, subject to applicable withholding of Taxes.”

2.7 Section 2.05(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(f) If (x) the Equity Value of the Company set forth on the Company Pre-Closing Certificate is greater than (y) the Equity Value of the Company set forth on the Closing Statement (such excess, the “Overpayment Amount”), then (A) within ten (10) Business Days the Surviving Company shall pay to the holder of each Cash Converted Option an amount equal to such holder’s pro rata share of the Aggregate Cash Option Stub Amount, if any, subject to applicable withholding of Taxes, (B) Stockholder and Parent shall jointly instruct the Escrow Agent, within five (5) Business Days after the Closing Balance Sheet and the Closing Statement become final and binding on the parties pursuant to this Section 2.05, to deliver to Parent that number of shares of Parent Common Stock equal to the Overpayment Amount divided by the Parent Share Price, and (C) to the extent the Overpayment Amount divided by the Parent Share Price is greater than the number of shares of Parent Common Stock held in the Adjustment Escrow Account, Stockholder and Parent shall jointly instruct the Escrow Agent, within five (5) Business Days after the Closing Balance Sheet and the Closing Statement become final and binding on the parties pursuant to this Section 2.05, to deliver to Parent that number of shares of Parent Common Stock equal to such difference from the Indemnification Escrow Account. Following such payment(s), Stockholder and Parent shall jointly instruct the Escrow Agent to deliver to Stockholder all of the remaining shares of Parent Common Stock held in the Adjustment Escrow Account, if any. Following such payment(s), Surviving Company shall be entitled to retain any other portions of the Aggregate Cash Option Holdback Amount with no further obligation to any holder of Cash Converted Options.”

2.8 Section 3.03(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.03(b) of the Company Disclosure Letter sets forth a true and correct list as of the date hereof of (i) the holder of each Company Stock Option and (ii) the number of Company Stock Options held by such holder. The Option Payment Schedule will set forth, as of the Effective Time, (i) a list of all Company Stock Options, (ii) the holder of such Company Stock Option, (iii) the exercise price for such Company Stock Option, (iv) whether such Company Stock Option is vested or unvested as of prior to the Effective Time, (v) the amount of Cash Option Consideration, calculated with reference to the Company Pre-Closing Certificate, and Closing Cash Option Deliverable payable to each holder and (vi) such holder’s pro rata share of the Aggregate Cash Option Holdback Amount and the Aggregate Cash Option Stub Amount, if any.”

2.9 The words “HCM” in Section 6.06 of the Merger Agreement are deleted and replaced with the words “Ceridian HCM”.

2.10 The following definitions in Section 11.02 of the Merger Agreement are hereby deleted in their entirety and replaced with the following:

“Adjustment Escrow Amount” means an amount equal to (i) (x) Adjustment Percentage multiplied by (y) sum of (a) the Equity Value of the Company set forth on the Company Pre-Closing Certificate, (b) the aggregate Cash Option Consideration for all Cash Converted Options calculated with reference to the Company Pre-Closing Certificate, and (c) the aggregate of all exercise amounts payable in respect of all Cash Converted Options, minus (ii) the Aggregate Cash Option Holdback Amount.

“Cash Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Company Stock Option, an amount of cash equal to (x) the Net Exercise Amount of such Company Stock Option, multiplied by (y) the Per Share Merger Consideration, multiplied by (z) the Parent Share Price.

“Company Share Value” means (x) the Equity Value of the Company divided by (y) the Aggregate Common Shares.

2.11 The following definitions are hereby added into the Merger Agreement at the end of Section 11.02:

“Adjustment Percentage” means (x) five percent (5%), multiplied by (y) the Equity Value of the Company set forth on the Company Pre-Closing Certificate, divided by (z) the sum of (a) the Equity Value of the Company set forth on the Company Pre-Closing Certificate, (b) the aggregate Cash Option

Consideration for all Cash Converted Options calculated with reference to the Company Pre-Closing Certificate, and (c) the aggregate of all exercise amounts payable in respect of all Cash Converted Options.

“Aggregate Cash Option Holdback Amount” means an amount equal to the number of Cash Converted Options multiplied by the Company Share Value at the Closing multiplied by the Adjustment Percentage.

“Aggregate Cash Option Top-up Amount” means the aggregate Cash Option Consideration for all Cash Converted Options calculated with reference to the Closing Statement less the aggregate Cash Option Consideration for all Cash Converted Options calculated with reference to the Company Pre-Closing Certificate.

“Aggregate Cash Option Stub Amount” means the aggregate Cash Option Consideration for all Cash Converted Options calculated with reference to the Closing Statement less the aggregate of all Closing Cash Option Deliverable for Cash Converted Options.

“Closing Cash Option Deliverable” means for a Cash Converted Option an amount equal to the Cash Option Consideration calculated with reference to the Company Pre-Closing Certificate less the Per Share Cash Option Holdback Amount.

“Per Share Cash Option Holdback Amount” for a Cash Converted Option means an amount equal to the Aggregate Cash Option Holdback Amount divided by the number of Cash Converted Options.

2.12 The following is added to the end of the definition of “Cash” in Section 11.02:

“With respect to calculating amounts payable or paid to holders of Cash Converted Options (x) for the Company Pre-Closing Certificate, Cash shall be calculated using the aggregate Cash Option Consideration with reference to the Company Pre Closing Certificate, and (y) on the Closing Statement, Cash shall be calculated using the aggregate Cash Option Consideration with reference to the Closing Statement (but shall in no event shall such number in (y) be lower than the aggregate amount of the Closing Cash Option Deliverable).”

3.	Effect on Merger Agreement.

Terms and provisions of the Merger Agreement not expressly amended pursuant to this Amendment shall remain in full force and effect.

4.	Entire Agreement.

This Amendment and the Merger Agreement (including the Transaction Documents and any exhibits, annexes or schedules thereto, including the Company Disclosure Letter and Parent Disclosure Letter), together with the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. All references to “Agreement” or “this Agreement” in the Merger Agreement or this Amendment shall be deemed references to the Merger Agreement, as amended from time to time (including this Amendment) and all references to the Merger Agreement in any other document or instrument shall be deemed to mean such Merger Agreement as amended by this Amendment.

5.	Counterparts.

This Amendment may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

COMPANY

COMDATA INC.

By:	/s/ Stuart C. Harvey Jr.
	Name:	Stuart C. Harvey Jr.
	Title:	CEO and President

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

STOCKHOLDER

CERIDIAN LLC

By:	/s/ Stuart C. Harvey Jr.
	Name:	Stuart C. Harvey Jr.
	Title:	CEO and President

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

PARENT

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ John S. Coughlin
	Name:	John S. Coughlin
	Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

MERGER SUB

FCHC PROJECT, INC.

By:	/s/ John S. Coughlin
	Name:	John S. Coughlin
	Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]